UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) April 16, 2007

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 16, 2007, Sonic Innovations, Inc., and HEARINGLife USA, Inc., a subsidiary of Sonic Innovations, Inc. entered into a Loan and Security Agreement with Silicon Valley Bank, providing for a revolving credit facility, under which borrowings of up to $6 million may become available. Sonic Innovations and HEARINGLife USA intend to use amounts available under the credit facility for acquisitions working capital and general corporate purposes. The credit facility is secured by substantially all tangible U.S. assets of Sonic Innovations and HEARINGLife USA and is scheduled to mature on April 12, 2009. Availability of borrowings is subject to a borrowing base of eligible accounts receivable and inventory.

Borrowings under the credit facility are subject to interest at the domestic prime rate or at a Eurodollar-based rate (“LIBOR”) plus 2.75% if the adjusted quick ratio is greater than or equal to 1.25 to 1.0 or the domestic prime rate plus 0.25% or the LIBOR rate plus 3.0% if the adjusted quick ratio is less than 1.25 to 1.0. There is an annual fee of .375% on the average unused portion of the credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 discusses the Loan and Security Agreement entered into by Sonic Innovations, Inc., HEARINGLife USA, and Silicon Valley Bank, which discussion is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement dated April 16, 2007 between Sonic Innovations, Inc., HEARINGLife USA, Inc., and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: April 17, 2007.

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer